UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2010
Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 West Broad Street Columbus, Ohio	43215

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-224-7141
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 24, 2010, Sister Schubert’s Homemade Rolls, Inc. (“SS”), an indirect wholly owned subsidiary of Lancaster Colony Corporation (the “Company”), entered into a Construction Contract (the “Contract”) with Gray Construction, Inc. (“Gray”). Under the terms of the Contract, SS has contracted Gray to organize, coordinate, direct and construct an addition to the existing SS production facility (the “Project”) located in Hart County, Kentucky to be utilized for the manufacture of frozen yeast rolls. Subject to certain conditions, the Contract provides that the total cost to be charged SS for Gray’s work on the Project is to be within a guaranteed maximum price of approximately $13 million. The Contract contains other terms and conditions addressing issues common to such arrangements and contemplates completion of the project not later than July 2011.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

10.1
Construction Contract Between Sister Schubert’s Homemade Rolls, Inc. and Gray Construction, Inc. (The registrant undertakes to furnish supplementally a copy of any omitted schedule or other attachment to the Securities and Exchange Commission upon request.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation (Registrant)
Date: August 27, 2010	By:	/s/ John L. Boylan
John L. Boylan
Treasurer, Vice President, Assistant Secretary, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description	Located at

10.1
Construction Contract Between Sister Schubert’s Homemade Rolls, Inc. and Gray Construction, Inc. (The registrant undertakes to furnish supplementally a copy of any omitted schedule or other attachment to the Securities and Exchange Commission upon request.)
Filed herewith